UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2020

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $4.00 per share	VBFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2020, Village Bank and Trust Financial Corp. (the “Company”) entered into a new change of control agreement with Donald M. Kaloski, Jr., Executive Vice President and Chief Financial Officer of the Company and Village Bank (the “Bank”), a wholly-owned subsidiary of the Company. On the same date, the Bank entered into a new change of control agreement with Max C. Morehead, Jr., Executive Vice President, Commercial Lending of the Bank. The new agreements, which are substantially similar, supersede and replace the prior agreement Mr. Kaloski had with the Company and Mr. Morehead had with the Bank, respectively, each dated May 1, 2018.

The initial term of the new agreements will expire on March 31, 2022. The agreements may be extended for an additional period of up to 24 months at the discretion of the board of directors. Pursuant to each agreement, if, within 12 months following a “change of control” (as defined in each agreement) of the Company, the officer’s employment is terminated without “cause” (as defined in each agreement) or by the officer following a reduction in his base salary of at least 10%, then he will be entitled to a lump sum cash payment equal to nine months of his monthly base salary as in effect on his termination date or in effect immediately prior to the change of control, whichever is greater. Such benefit is contingent upon the officer signing a customary release and waiver of claims in favor of the Company.

The foregoing summary description of the change of control agreements is qualified in its entirety by reference to the agreements, copies of which are attached to this report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2020, the Board of Directors of the Company amended Article II, Sections 3, 4 and 6 of the Company’s Bylaws to provide flexibility in holding shareholder meetings by remote participation as permitted under Section 13.1-660.2 of the Code of Virginia, including by having electronic virtual-only meetings of shareholders.

A copy of the Company’s Bylaws, as amended, is attached to this report as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are filed herewith

Exhibit No.	Description of Exhibit

3.2	Bylaws of Village Bank and Trust Financial Corp., as amended March 24, 2020.
10.1	Change of Control Agreement, dated March 24, 2020, by and between Village Bank and Trust Financial Corp. and Donald M. Kaloski, Jr.
10.2	Change of Control Agreement, dated March 24, 2020, by and between Village Bank and Max C. Morehead, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: March 26, 2020	By:	/s/ Donald M. Kaloski, Jr.
Donald M. Kaloski, Jr.
Executive Vice President and CFO

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